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                                                                    EXHIBIT 23.3

                        CONSENT OF INDEPENDENT AUDITORS


     We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement of F.N.B. Corporation on Form S-4 of our reports dated January 14, 1994, (relating to the consolidated financial statements of Dollar Savings Association and Subsidiary, and the financial statements of Reeves Bank for the year ended December 31, 1993, not presented separately herein), appearing in and incorporated by reference to the Annual Report on Form 10-K of F.N.B. Corporation for the year ended December 31, 1995.


     We also consent to the reference to us under the heading "Experts" in the Prospectus, which is part of this registration statement.


/s/  S.R. SNODGRASS, A.C.

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Wexford, PA

May 6, 1996